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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated June 8, 2001, with respect to the consolidated financial statements of Cor-Val, Inc. and subsidiary as of and for the year ended March 31, 1999, and the consolidated statements of operations, cash flows and stockholders' equity for the eleven months ended February 29, 2000, included in this Form 8-K, into the Company's previously filed Registration Statement File No.'s 33-68354, 333-27827 and 333-62653.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
December 28, 2001